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                                                                    Exhibit 99.1

      Certification of Chief Executive Officer and Chief Financial Officer

     I, Joseph L. von Rosenberg III, certify that the Quarterly Report of Omega Protein Corporation on Form 10-Q for the quarterly period ended March 31, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. ss. 78m or ss. 78o(d)) and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Omega Protein Corporation.

                                       /s/ Joseph L. von Rosenberg III
                                 --------------------------------------------
                                 Name:     Joseph L. von Rosenberg III
                                 Title:    President & Chief Executive Officer

         I, Robert W. Stockton, certify that the Quarterly Report of Omega Protein Corporation on Form 10-Q for the quarterly period ended March 31, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Omega Protein Corporation.

                                      /s/ Robert W. Stockton
                                 --------------------------------------------
                                 Name:    Robert W. Stockton
                                 Title:   Executive Vice President &
                                          Chief Financial Officer